Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $230,000.00	February 22, 2021

Constellation Acquisition Corp I, a Cayman Islands exempted company (“Maker”), promises to pay to the order of Constellation Sponsor GmbH & Co. KG, a German limited partnership, or its registered assigns or successors in interest or order (“Payee”), the principal sum of up to Two Hundred and Thirty Thousand Dollars ($230,000.00) in lawful money of the United States of America, on the terms and conditions described below.

All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Repayment. The principal balance of this Note shall be payable on the earliest to occur of (i) the date on which Maker consummates its initial business combination (a “Business Combination”) and (ii) the date that the winding up of Maker is effective (such date, the “Maturity Date”). The principal balance may be prepaid at any time, at the election of Maker. Following the completion of the extension of the date by which the Maker must complete a Business Combination (an “Extension”), any portion of the balance of this Note which has not been actually used to fund Extension Expenses (as defined below) shall be payable upon notice by the Payee. Additionally, upon the occurrence of an Extension Failure (as defined below), any portion of the balance of this Note which has not been actually used to fund Extension Expenses plus any portion of this Note which was used in violation of Section 7(a) shall be payable upon notice by the Payee. As used herein, an “Extension Failure” means the earliest to occur of (i) the occurrence of the shareholder meeting of the SPAC at which a vote with respect to the Extension is held and not approved, (ii) prior to the occurrence of the shareholder meeting of the SPAC at which the Extension is approved), the Payee notifies that the pursuit of the Extension has been terminated, (iii) following the shareholder meeting of the SPAC approving the Extension, the Extension does not occur in accordance with the terms so approved or (iv) the SPAC begins the process of liquidating. In connection with a repayment of this Note in connection with an Extension or Extension Failure the SPAC will submit invoices to the Sponsor documenting all uses of the proceeds of this Note.

2.	Interest. This Note shall be non-interest bearing.

3.	Application of Payments. All payments received by Payee pursuant to this Note shall be applied first to the payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, and then to the reduction of the unpaid principal balance of this Note.

4.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)	Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

(d)	Use of Funds. Any use by Maker of the principal balance of this Note other than as provided for in Section 7(a).

5.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c) hereof, the unpaid principal balance of this Note and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.	Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of the Payee, into warrants of the Maker (each, a “Warrant”), at a price of $1.50 per Warrant, each Warrant exercisable for one Class A ordinary share, $0.0001 par value per share, of the Maker (the “Class A Shares”). The Warrants shall be identical to the private placement warrants issued to the Sponsor at the time of the Maker’s initial public offering (“IPO”). As promptly as reasonably practicable after notice by the Payee to the Maker to convert the principal balance of this Note, in whole or in part, into Warrants, which notice must be made at least five (5) business days prior to the consummation of the Business Combination, and after the Payee’s surrender of this Note, the Maker shall have issued and delivered to the Payee, without any charge to Payee, a warrant certificate or certificates (issued in the name(s) requested by the Payee), or shall have made appropriate book-entry notation on the books and records of the Maker, in each case for the number of Warrants of the Maker issuable upon the conversion of this Note.

7.	Covenants of the Maker.

(a)	Use of Note. The principal balance of this Note shall solely be used by the Maker for purposes of funding fees, expenses and other amounts incurred by or on behalf of, and that are due and payable, by the Maker solely to the extent in connection with the Extension, subject to the consent of the Sponsor (such amounts “Extension Expenses”), and for the avoidance of doubt, the principal balance of this Note will not be used to fund the Trust Account (as defined below) with additional capital in order to achieve an Extension or to fund any fees, expenses and other amounts incurred by or on behalf of the Sponsor or its members not related to the Extension.

(b)	Conversion. The Maker covenants that any Warrants issuable upon conversion of this Note, when so issued, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

8.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees, except as set forth in Section 13, that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery, if sent by an overnight courier service or five (5) days after mailing, if sent by mail.

11.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

12.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any claim in or to any distribution of or from the trust account (the “Trust Account”) established in connection with Maker’s IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against the Trust Account for any reason whatsoever; provided, however, that upon the consummation of the initial business combination, Maker may repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account.

14.	Tax Treatment. In each case for U.S. federal income tax and all other applicable tax purposes, the Maker and the Payee agree to treat this Note as a contingent right to acquire Warrants (and not as indebtedness), and shall take no contrary position on any tax return or before any taxing authority unless otherwise required by law). The Maker and the Payee shall reasonably cooperate to structure (i) any conversion of this Note in connection with a Business Combination and (ii) any contribution, forfeiture or elimination of this Note pursuant to Section 1 in a manner that is tax-efficient for the Maker and the Payee, taking into account the terms of any Business Combination.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

16.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound to the terms of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Constellation Acquisition Corp I

By:	/s/ Klaus Kleinfeld
Name:	Klaus Kleinfeld
Title:	Chairman of the Board of Directors

Accepted and agreed this 18th day of January, 2023

Constellation Sponsor GmbH & Co. KG

By:	/s/ Dr. Martin Weckwerth
Name:	Dr. Martin Weckwerth
Title:	Managing Director

[Signature Page to Promissory Note]

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